                                                                    Exhibit 21.5

                                                               Jurisdiction
Subsidiaries of Freedom Chemical Diamalt GmbH                of Incorporation
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Diamalt Pharmorganica PM Limited                                 India
Diamalt S.r.l.                                                   Italy
HackerMalt Proteine Verwaltungs GmbH                             Germany
Diamo Handels GmbH                                               Germany
Prince Chemicals Co. Ltd.                                        China
Indiamalt Private Limited                                        India